                            SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
   (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                                  VIASAT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

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

                                 [VIASAT LOGO]
                              6155 EL CAMINO REAL
                           CARLSBAD, CALIFORNIA 92009

                          NOTICE OF ANNUAL MEETING OF
                        STOCKHOLDERS AND PROXY STATEMENT

To the Stockholders of ViaSat, Inc.:

     The annual meeting of stockholders of ViaSat, Inc. will be held at the corporate offices of ViaSat at 6155 El Camino Real, Carlsbad, California on September 26, 2000 at 8:30 a.m. for the following purposes:

     1. To elect two directors for a three-year term to expire at the 2003 annual meeting of stockholders. The present Board of Directors of ViaSat has nominated and recommends for election as directors the following two persons:

          ROBERT W. JOHNSON
           WILLIAM A. OWENS

     2. To consider and vote upon a proposal to amend The 1996 Equity Participation Plan of ViaSat, Inc. to increase the number of shares authorized for issuance under the Equity Participation Plan by 1,800,000 shares.

     3. To consider and vote upon a proposal to amend ViaSat's Certificate of Incorporation to increase the authorized number of shares of common stock from 25,000,000 shares to 100,000,000 shares.

     4. To transact any other business that may properly come before our annual meeting or any adjournment or postponement of the meeting.

     The Board of Directors has fixed the close of business on July 28, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement of the meeting.

     Accompanying this notice of annual meeting is a proxy. WHETHER OR NOT YOU EXPECT TO BE AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY. If you plan to attend the annual meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

     All stockholders are cordially invited to attend the annual meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ MARK D. DANKBERG
                                          Mark D. Dankberg

                                          Chairman of the Board, President
                                          and Chief Executive Officer

Carlsbad, California
August 14, 2000

                               TABLE OF CONTENTS


                                                                 PAGE
                                                                 ----
General Information About the Annual Meeting and Voting.....      1
  Why did you send me this proxy statement?.................      1
  What am I voting on?......................................      1
  How many votes do I have?.................................      1
  How do I vote by proxy?...................................      1
  May I revoke my proxy?....................................      2
  How do I vote in person?..................................      2
  What constitutes a quorum?................................      2
  What vote is required to approve each proposal?...........      2
  What is the effect of abstentions and broker non-votes?...      3
  What are the costs of soliciting these proxies?...........      3
  How do I obtain an Annual Report on Form 10-K?............      3
Proposal 1: Election of Directors...........................      3
  Information Regarding Directors...........................      4
  Board Committees and Meetings.............................      5
  Compensation of Directors.................................      6
  Vote Required; Recommendation of the Board of Directors...      6
Proposal 2: Approval of Amendment to the Equity
  Participation Plan........................................      6
  Description of the Equity Participation Plan..............      6
  Proposed Amendment to the Equity Participation Plan.......      7
  Federal Tax Consequences..................................      8
  Plan Benefits.............................................      9
  Vote Required; Recommendation of the Board of Directors...      9
Proposal 3: Approval of Amendment to Certificate of
  Incorporation to Authorize Additional Shares of Common
  Stock.....................................................      10
  Principal Effects of the Amendment........................      10
  Reasons for the Amendment.................................      10
  Vote Required; Recommendation of the Board of Directors...      11
Security Ownership of Certain Beneficial Owners and
  Management................................................      11
Executive Compensation and Other Information................      12
  Executive Compensation....................................      14
  Compensation Plans........................................      15
  Compensation Committee Interlocks and Insider
     Participation..........................................      16
  Committee Report on Executive Compensation................      16
Performance Graph...........................................      18
Relationship with Independent Accountants...................      19
Section 16(a) Reporting.....................................      19
Stockholder Proposals for the 2001 Annual Meeting...........      19
Other Matters...............................................      19
Audit Committee Charter.....................................  Appendix A

                                 [VIASAT LOGO]

                              6155 EL CAMINO REAL
                           CARLSBAD, CALIFORNIA 92009

                                PROXY STATEMENT

     The Board of Directors of ViaSat, Inc. is soliciting the enclosed proxy for use at the annual meeting of stockholders to be held on September 26, 2000, at 8:30 a.m., at the corporate offices of ViaSat at 6155 El Camino Real, Carlsbad, California 92009.

            GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

     We sent you this proxy statement and the enclosed proxy card because ViaSat's Board of Directors is soliciting your proxy to vote at the 2000 annual meeting of stockholders. This proxy statement summarizes the information you need to know to vote at the annual meeting. All stockholders who find it convenient to do so are cordially invited to attend the annual meeting in person. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

     On or about August 14, 2000, we began sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card to all stockholders entitled to vote. Only stockholders who owned ViaSat common stock at the close of business on July 28, 2000 are entitled to vote at the annual meeting. On this record date, there were 10,896,726 shares of ViaSat common stock outstanding. Common stock is our only class of stock entitled to vote. We are also sending along with this proxy statement our 2000 Annual Report, which includes our financial statements.

WHAT AM I VOTING ON?

     - The election of two directors to serve a three-year term. The present Board of Directors of ViaSat has nominated and recommends for election as directors the following two persons:

          ROBERT W. JOHNSON
          WILLIAM A. OWENS

     - To approve an amendment to The 1996 Equity Participation Plan of ViaSat, Inc. to increase the number of authorized shares by 1,800,000 shares to 3,050,000 shares.

     - To approve an amendment to ViaSat's Certificate of Incorporation to increase the authorized number of shares of common stock from 25,000,000 shares to 100,000,000 shares.

HOW MANY VOTES DO I HAVE?

     Each share of ViaSat common stock that you own entitles you to one vote.

HOW DO I VOTE BY PROXY?

     Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend or vote at the meeting.

     If you properly complete your proxy card and send it to us in time to vote, your "proxy" (i.e. one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

     - "FOR" the election of the two nominees for director.

     - "FOR" the proposal to approve an amendment to the Equity Participation Plan to increase the number of authorized shares under by 1,800,000 shares.

     - "FOR" the proposal to approve an amendment to ViaSat's Certificate of Incorporation to increase the authorized number of shares of common stock from 25,000,000 shares to 100,000,000 shares.

     If any other matter is presented at the annual meeting, your proxy will vote in accordance with his best judgment. As of the date of this proxy statement, we knew of no matters that needed to be acted on at the meeting, other than those discussed in this proxy statement.

MAY I REVOKE MY PROXY?

     If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

     - You may send in another signed proxy with a later date,

     - You may notify ViaSat's Secretary, Gregory D. Monahan, in writing before the annual meeting that you have revoked your proxy, or

     - You may notify ViaSat's Secretary in writing before the annual meeting and vote in person at the meeting.

HOW DO I VOTE IN PERSON?

     If you plan to attend the annual meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on July 28, 2000, the record date for voting.

WHAT CONSTITUTES A QUORUM?


     The presence at the annual meeting, in person or by proxy, of a majority of our outstanding common stock, or approximately 5,448,364 shares, constitutes a quorum at the meeting, permitting us to conduct our business. Proxies that are returned to us that reflect abstentions or include "broker non-votes" will be treated as present and entitled to vote for purposes of determining the presence of a quorum.


WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Proposal 1: Election of Directors               The two nominees for director who receive
                                                the most votes will be elected.
Proposal 2: Approval of Amendment to the        The affirmative vote of a majority of the
Equity Participation Plan                       votes cast at the annual meeting is
                                                required.

Proposal 3: Approval of Increase in Number      The affirmative vote of the holders of a
of Authorized Shares of Common Stock            majority of the outstanding shares of the
                                                common stock.

     Voting results will be tabulated and certified by our transfer agent, Computershare Investor Services LLC.

WHAT IS THE EFFECT OF ABSTENTIONS AND BROKER NON-VOTES?

     Shares represented by proxies that reflect abstentions or include "broker non-votes" will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a proposal has been approved. However, broker non-votes can have the same effect as negative votes on proposals requiring the affirmative vote of a majority of the outstanding shares of common stock (such as Proposal 3).

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES?

     We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

HOW DO I OBTAIN AN ANNUAL REPORT ON FORM 10-K?

     If you would like a copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2000 that we filed with the Securities and Exchange Commission, we will send you one without charge. Please write to:

                               Investor Relations
                                  ViaSat, Inc.
                              6155 El Camino Real
                               Carlsbad, CA 92009
                                       or
                                 ir@viasat.com

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

     Our Board of Directors is divided into three classes with one-third of our directors standing for election each year, generally for a three-year term. You are requested to vote for two nominees for director whose terms expire at this annual meeting and who will be elected for a new three-year term and until their successors are elected and qualified. The nominees are Robert W. Johnson and William A. Owens.

     If no contrary indication is made, proxies in the accompanying form are to be voted for Mr. Johnson and Mr. Owens or in the event that either Mr. Johnson or Mr. Owens is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by the Board of Directors to fill the vacancy. Mr. Johnson and Mr. Owens are members of the present Board of Directors.

INFORMATION REGARDING DIRECTORS

     Provided below is information concerning the nominees to the Board of Directors, as well as those directors whose terms are continuing after the annual meeting.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

                     FOR A THREE-YEAR TERM EXPIRING AT THE
                      2003 ANNUAL MEETING OF STOCKHOLDERS

                      NAME                        AGE        PRESENT POSITION WITH VIASAT
                      ----                        ---        ----------------------------
Robert W. Johnson...............................  50                   Director
William A. Owens................................  60                   Director

     DR. ROBERT W. JOHNSON has been a director of ViaSat since 1986. Dr. Johnson has worked in the venture capital industry since 1980, and has acted as an independent investor since 1988. Dr. Johnson currently serves as a director of Hi/fn Inc. and Previo, Inc., publicly-held companies that manufacture semiconductors and software for networking, data storage and storage management. Dr. Johnson also serves as a director of TimeLine Vista, a privately-held company that manufactures professional audio equipment. Dr. Johnson holds B.S. and M.S. degrees in Electrical Engineering from Stanford University and M.B.A. and D.B.A. degrees from Harvard Business School.

     WILLIAM A. OWENS has been a director of ViaSat since August 1998. Mr. Owens has been Co-Chief Executive Officer and Vice Chairman of Teledesic LLC, a publicly-held telecommunications company, and Chairman and Chief Executive Officer of affiliated Teledesic Holdings Ltd. since August 1998. Mr. Owens was President, Chief Operating Officer and Vice Chairman of Science Applications International Corporation (SAIC), a privately-held firm, from March 1996 to August 1998. From February 1994 to February 1996, Mr. Owens was Vice Chairman of the Joint Chiefs of Staff, and the nation's second-ranking military officer. Mr. Owens has also served as Deputy Chief of Naval Operations for Resources, Warfare Requirements and Assessments, Commander of the U.S. Sixth Fleet and Senior Military Assistant to the Secretary of Defense. Mr. Owens holds a B.S. degree in Mathematics from the U.S. Naval Academy, B.A. and M.A. degrees in politics, philosophy and economics from Oxford University, and a M.S. degree in Management from George Washington University.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                              TERM EXPIRING AT THE
                      2002 ANNUAL MEETING OF STOCKHOLDERS

                      NAME                        AGE        PRESENT POSITION WITH VIASAT
                      ----                        ---        ----------------------------
Mark D. Dankberg................................  45          Chairman, President and CEO
James F. Bunker.................................  66                   Director

     MARK D. DANKBERG was a founder of ViaSat and has served as Chairman of the Board, President and Chief Executive Officer of ViaSat since its inception in May 1986. Mr. Dankberg also serves as a director of REMEC, Inc., a publicly-held company that manufactures microwave multi-function modules, and Connected Systems, a privately-held company that develops and manufactures digital voice messaging systems. Prior to founding ViaSat, he was Assistant Vice President of M/A-COM Linkabit, a manufacturer of satellite telecommunications equipment, from 1979 to 1986 and Communications Engineer for Rockwell International Corporation from 1977 to 1979. Mr. Dankberg holds B.S.E.E. and M.E.E. degrees from Rice University.

     JAMES F. BUNKER has been a director of ViaSat since February 1997. In July 1998, Mr. Bunker was named President and Chief Executive Officer of Video Network Communications, Inc., a publicly-held desktop video conferencing company. Since 1993, Mr. Bunker has served as President of Windsor Consulting Group, a privately-held emerging technology and business transition consulting company. From 1991 to 1993, he served as President of the VideoCipher division of General Instruments, Inc. Prior to 1991, Mr. Bunker held several senior management positions at M/A-Com Linkabit. Mr. Bunker received a B.S. degree in Electrical Engineering from Northeastern University and completed the Sloan School Senior Executive Program.

                              TERM EXPIRING AT THE
                      2001 ANNUAL MEETING OF STOCKHOLDERS

                      NAME                        AGE        PRESENT POSITION WITH VIASAT
                      ----                        ---        ----------------------------
Dr. Jeffrey M. Nash.............................  52                   Director
B. Allen Lay....................................  65                   Director

     DR. JEFFREY M. NASH has been a director of ViaSat since 1987. Since 1994, he has been President of Digital Perceptions Inc., a consulting and software development firm serving the defense, communications, general aviation and commercial computer industries. From August 1995 to December 1997, he was President, Chief Executive Officer and a director of TransTech Information Management Systems, Inc., a privately-held company that produces software and mobile systems for the towing and recovery industry. From 1989 to 1994, he served as Chief Executive Officer and President of Visqus Corporation as well as Conner Technology, Inc., both subsidiaries of Conner Peripherals, Inc. Dr. Nash is currently a director of REMEC, Inc., a publicly-held company which manufactures microwave multi-function modules, Tiernan Communications, Inc., a privately-held company manufacturing high definition television equipment, Prisa Networks, a privately-held company manufacturing fiber channel networking products for high-end storage area networks, StoragePoint.com, a privately-held online storage company, and ORINCON Technology Inc., a privately-held defense and commercial technical services and software company.

     B. ALLEN LAY has been a director of ViaSat since 1996. Since 1983, he has been a General Partner of Southern California Ventures, a venture capital company. Mr. Lay is currently a director of PairGain Technology, Inc., a publicly-held telecommunications company, Physical Optics Corporation, a privately-held optical systems company, and Waveband Corporation, a privately-held wave scanning antenna and sensor company.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended March 31, 2000, the Board of Directors held five meetings. In that year, each director attended at least 75% of the aggregate of all meetings held by the Board of Directors and all meetings held by all committees of the Board of Directors on which the director served. The Board of Directors has an Audit Committee and a Compensation Committee.

     Audit Committee. The Board of Directors has an Audit Committee currently consisting of Messrs. Johnson, Lay and Nash. In accordance with the rules of The Nasdaq Stock Market, the Board of Directors recently adopted a formal written Audit Committee Charter, a copy of which is attached to this proxy statement as Appendix A. The Audit Committee Charter specifies that the principal purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to corporate accounting and systems of internal controls, our financial reporting practices, the quality and integrity of our financial reports and the independence and performance of our outside auditor. The Audit Committee held one meeting during fiscal year 2000 and one meeting subsequent to the completion of the fiscal year 2000 audit.

     Compensation Committee. The Board of Directors has a Compensation Committee currently consisting of Messrs. Nash and Bunker. The responsibilities of the Compensation Committee include, among other things, reviewing, approving and reporting to the Board of Directors the compensation policies with respect to our executive officers, reviewing and making recommendations regarding the overall compensation policy, and administering our stock based compensation plans. The Compensation Committee held one meeting during fiscal year 2000.

COMPENSATION OF DIRECTORS

     Members of the Board of Directors are reimbursed for expenses actually incurred in attending meetings of the Board of Directors and its committees. Each independent director is paid an annual fee of $6,000. In addition, each independent director is paid $1,500 for participation in each regular meeting of the Board of Directors and $500 for participation in each committee meeting. Each independent director at the time of initial election to the Board of Directors is granted an option to purchase 7,500 shares of our common stock and on the date of each subsequent annual meeting of stockholders is granted an option to purchase 4,000 shares of our common stock.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     If a quorum is present and voting at the annual meeting, the two nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee, abstentions and broker non-votes will be counted only for purposes of determining a quorum.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE. PROXIES SOLICITED BY US WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

                                  PROPOSAL 2:

             APPROVAL OF AMENDMENT TO THE EQUITY PARTICIPATION PLAN

     At the annual meeting, you will be asked to consider and vote upon a proposal to approve an amendment to the Equity Participation Plan to increase the number of authorized shares of common stock by 1,800,000 shares to 3,050,000 shares. The Equity Participation Plan was initially adopted by ViaSat's Board of Directors and stockholders in November 1996.

DESCRIPTION OF THE EQUITY PARTICIPATION PLAN

     General Nature and Purpose. The Equity Participation Plan was adopted (1) to further our growth, development and financial success by providing additional incentives to some of our key employees who have been or will be given responsibility for the management or administration of our business affairs, by assisting them to become owners of our capital stock and thus to benefit directly from our growth, development and financial success, and (2) to enable us to retain the services of the type of professional, technical and managerial employees considered essential to our long-range success, by providing and offering them the opportunity to become owners of our capital stock. The Equity Participation Plan provides for the grant to our executive officers, other key employees, consultants and non-employee directors of a broad variety of stock-based compensation alternatives such as nonqualified stock options, incentive stock options, restricted stock and performance awards.

     Administration. The Equity Participation Plan is administered by the Compensation Committee of the Board of Directors. In addition to administering the Equity Participation Plan, the Compensation Committee is also authorized to adopt, amend and rescind rules relating to the administration of the Equity Participation Plan.

     Eligibility. Any employee or consultant selected by the Compensation Committee is eligible to receive options under the Equity Participation Plan. The Compensation Committee, in its absolute discretion, will determine (1) among the eligible participants the individuals to whom options, restricted stock purchase rights and performance awards are to be granted, (2) the number of shares to be granted, and (3) the terms and conditions of the grants.

     Grant of Options. The Compensation Committee will from time to time, in its absolute discretion, determine (1) the number of shares to be subject to options granted to selected employees and consultants, (2) whether the options are to be incentive stock options or non-qualified stock options, and (3) the terms and conditions of the options, in a manner consistent with the Equity Participation Plan.

     During the term of the Equity Participation Plan, a person who is initially elected to the Board of Directors and who is an independent director at that time is automatically granted an option to purchase 7,500 shares of common stock and an option to purchase 4,000 shares of common stock on the date of each subsequent annual meeting of stockholders.

     Purchase Price of Optioned Shares. The price per share of the shares subject to each option is set by the Compensation Committee. However, the price per share cannot be less than the par value of a share of common stock, unless otherwise permitted by applicable state law. In the case of incentive stock options and options intended to qualify as performance-based compensation the price cannot be less than 100% of the fair market value of a share of common stock on the date the option is granted. In the case of incentive stock options granted to an individual then owning more than 10% of the total combined voting power of all classes of stock of ViaSat or any subsidiary or parent corporation of ViaSat the price cannot be less than 110% of the fair market value of a share of common stock on the date the option is granted.

     Terms of Options. Options granted under the Equity Participation Plan may not be exercised more than ten years after the date of grant, although the Compensation Committee may grant options having shorter terms. The term cannot exceed five years in the case of incentive stock options granted to an individual then owning more than 10% of the total combined voting power of all classes of stock of ViaSat. Except as limited by the Equity Participation Plan or applicable law, the Compensation Committee may extend the term of any outstanding option in connection with any termination of employment or termination of consultancy of the optionee, or amend any other term or condition of the option relating to a termination.

     Exercise of Options. Upon the exercise of an option under the Equity Participation Plan, the optionee must make full cash payment to the Secretary of ViaSat for the shares with respect to which the option, or portion of the option, is exercised. However, the Compensation Committee may in its discretion allow various forms of payment which are described in the Equity Participation Plan.

     Other Stock Awards. The Equity Participation Plan allows for various other awards including restricted stock, performance awards, dividend equivalents, deferred stock, stock payments, and stock appreciation rights. There have not been any of these awards granted since the inception of the Equity Participation Plan.

     Amendment of the Plan. The Equity Participation Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board of Directors or the Compensation Committee. However, without approval of the stockholders of ViaSat, the Equity Participation Plan may not be amended to (1) increase the maximum number of shares issuable upon exercise of options granted under the Equity Participation Plan and (2) no action of the Board of Directors or the Compensation Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule.


     Grants in 1999 and 2000. Options to purchase 324,000 shares of common stock were granted in fiscal year 1999 and 425,800 shares of common stock were granted in fiscal year 2000 under the Equity Participation Plan. See "Executive Compensation and Other Information" below for more information regarding the options granted to some of our executive officers under the Equity Participation Plan in fiscal years 1999 and 2000.


PROPOSED AMENDMENT TO THE EQUITY PARTICIPATION PLAN

     A total of 1,250,000 shares of common stock are currently reserved for issuance under the Equity Participation Plan. The Board of Directors recommends an amendment to the Equity Participation Plan to increase the number of shares available for issuance under the Equity Participation Plan by 1,800,000 shares to 3,050,000 shares.

     As of July 28, 2000, options to purchase an aggregate of 1,182,576 shares of common stock had been issued under the Equity Participation Plan. Accordingly, only 67,424 shares of common stock were available for the issuance of new options.

     ViaSat has been experiencing a period of significant growth in hiring and ViaSat's management and Board of Directors believe that stock options are a key aspect of ViaSat's ability to attract qualified engineering, technical and other personnel in the face of an increasingly competitive hiring environment. The

Board of Directors approved an increase in the number of shares reserved for issuance under the Equity Participation Plan to ensure that ViaSat is able to continue to grant stock options to employees and consultants at levels determined appropriate by the Board of Directors and the Compensation Committee. In the event that this Proposal 2 is not approved by the stockholders, and as a consequence ViaSat is unable to continue to grant options at competitive levels, ViaSat's management believes that it will negatively affect ViaSat's ability to manage future growth that may require the hiring of additional highly qualified personnel.


     The proposal to amend the Equity Participation Plan to increase the number of shares authorized for issuance under the Equity Participation Plan will only become effective, and is conditioned upon, stockholder approval of Proposal 3 below relating to the amendment to ViaSat's Certificate of Incorporation to increase the authorized number of shares of common stock from 25,000,000 to 100,000,000. An increase in the authorized number of shares of common stock is necessary to approve this proposal because of the two-for-one stock dividend which ViaSat announced on August 10, 2000. The stock dividend will be payable to holders of record on August 21, 2000 on August 31, 2000.


FEDERAL TAX CONSEQUENCES

     The income tax consequences of options granted under the Equity Participation Plan under current federal law are summarized below. The discussion is intended to provide only general information. Federal alternative minimum tax and employment tax consequences and state, local and foreign tax consequences are not discussed.

     The optionee will not recognize ordinary income by reason of the grant or exercise of an incentive stock option. If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the stock is transferred to the optionee upon exercise of the option, any gain or loss upon sale or other disposition of the stock will be capital gain or loss. ViaSat will not be entitled to a deduction if the optionee holds the stock for these holding periods. Generally, if the optionee sells or disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of sale or disposition, the optionee will recognize ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the aggregate exercise price, or (b) the optionee's actual gain, if any, on the sale or disposition. The optionee's additional gain, if any, upon the disqualifying disposition will be capital gain.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, ViaSat generally will be entitled (subject to the requirement of reasonableness, Internal Revenue Code Section 162(m) and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     The optionee will not recognize ordinary income by reason of the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the optionee will recognize ordinary income equal to the excess of the stock's fair market value on the date of exercise over the aggregate exercise price paid. Generally, with respect to employees, ViaSat is required to withhold taxes in an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Internal Revenue Code Section 162(m) and the satisfaction of a tax-reporting obligation, ViaSat generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon sale or disposition of the stock, the optionee will recognize any gain or loss as capital gain or loss.

     Internal Revenue Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain executive officers in a taxable year to the extent that compensation exceeds $1,000,000 for the executive officer. Compensation attributable to stock options, alone or when combined with all other types of compensation received by the executive officer from ViaSat, may cause this limitation to be exceeded in any particular year.

     Some kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with applicable Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: either (1) (a) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, (b) the per-employee limitation is approved by the stockholders, (c) the option is granted by a compensation committee comprised solely of "outside directors" (as defined in Section 162(m)) and (d) the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (2) the option is granted by a compensation committee comprised solely of "outside directors" and is granted (or exercisable) only upon the achievement of an objective performance goal established by the compensation committee while the outcome is substantially uncertain and approved by the stockholders.

     The foregoing discussion is intended to be a general summary only of the federal income tax aspects of options granted under the Equity Participation Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change.

PLAN BENEFITS

     The following table presents information with respect to options granted under the Equity Participation Plan as of July 28, 2000, to (1) ViaSat's Chief Executive Officer and its four other most highly compensated executive officers at March 31, 2000 (collectively, the "Named Executive Officers"), (2) all executive officers as a group, (3) all non-executive officer employees as a group, and (4) all non-employee directors as a group.

                           EQUITY PARTICIPATION PLAN

                                                              NUMBER OF SHARES
                                                                 UNDERLYING
                                                                  OPTIONS
                           GROUP                                  GRANTED
                           -----                              ----------------
All Named Executive Officers................................      148,000
All Executive Officers as a Group...........................      473,500
All Non-Executive Officer Employees as a Group..............      574,576
All Non-Employee Directors as a Group.......................      134,500

VOTED REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Equity Participation Plan. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this proposal has been approved.

     THIS PROPOSAL TO AMEND THE EQUITY PARTICIPATION PLAN WILL ONLY BECOME EFFECTIVE, AND IS CONDITIONED UPON, STOCKHOLDER APPROVAL OF PROPOSAL 3 BELOW. THE FAILURE OF VIASAT'S STOCKHOLDERS TO APPROVE PROPOSAL 3 BELOW WILL RESULT IN THE AUTOMATIC NON-APPROVAL OF THIS PROPOSAL 2.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE EQUITY PARTICIPATION PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

                                  PROPOSAL 3:

             APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION
                 TO AUTHORIZE ADDITIONAL SHARES OF COMMON STOCK

     At the annual meeting, you will be asked to consider and vote upon a proposal to approve an amendment to ViaSat's Certificate of Incorporation to increase ViaSat's authorized number of shares of common stock from 25,000,000 shares to 100,000,000 shares.

PRINCIPAL EFFECTS OF THE AMENDMENT

     The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock of ViaSat, except for effects incidental to increasing the number of shares of the common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of ViaSat's Certificate of Incorporation with the Secretary of State of the State of Delaware.

     If adopted, the amendment would cause the first paragraph of Article Fourth of ViaSat's Certificate of Incorporation to read as follows:


     "FOURTH: The Corporation is authorized to issue two classes of shares of capital stock to be designated respectively, Preferred Stock and Common Stock. The total number of shares which the Corporation is authorized to issue is one hundred five million (105,000,000). Five million (5,000,000) shares shall be Preferred Stock, of which three million two hundred twenty-five thousand (3,225,000) are hereby designated Series A Convertible Preferred Stock ("Series A Preferred Stock") and one hundred million (100,000,000) shares shall be Common Stock. The Preferred Stock and Common Stock shall each have a par value of $.0001 per share."


     In addition to the 10,896,726 shares of common stock outstanding at July 28, 2000, the Board of Directors has reserved 405,402 shares for issuance upon exercise of options and rights granted under ViaSat's stock option and stock purchase plans, and 50,000 shares of common stock which may be issued upon exercise of warrants.

REASONS FOR THE AMENDMENT

     Other than in connection with ViaSat's equity plans, the Board of Directors has no agreements or commitments to issue additional shares of common stock for any purpose. However, it desires to have these additional 75,000,000 shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding ViaSat's business or product lines through the acquisition of other businesses or products.

     From time to time ViaSat considers strategic transactions and alternatives with the goal of maximizing stockholder value. For example, in April 2000 ViaSat completed the acquisition of the satellite networking division of Scientific-Atlanta, Inc. ViaSat will continue to evaluate additional potential strategic transactions and alternatives which it believes may enhance stockholder value. These additional potential transactions may include a variety of different structures, including spin-offs, strategic partnerships, joint ventures, restructurings, divestitures and business combinations.

     The additional shares of common stock that would become available for issuance if the proposal were adopted could also be used by ViaSat to oppose a hostile takeover attempt or delay or prevent changes in control or management of ViaSat. For example, without further stockholder approval, the Board of Directors could adopt a "poison pill" which would, under some circumstances related to an acquisition of shares not approved by the Board of Directors, give some holders the right to acquire additional shares of common stock at a low price, or the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board of Directors currently aware of any attempts directed at ViaSat), nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by ViaSat to deter or prevent changes in control of ViaSat, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

VOTED REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The affirmative vote of the holders of a majority of the outstanding shares of the common stock, will be required to approve this proposal to amend ViaSat's Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO VIASAT'S CERTIFICATE OF INCORPORATION. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table provides information regarding the ownership of ViaSat's common stock as of July 28, 2000, by: (1) each director and nominee for director, (2) each of the executive officers of ViaSat, (3) all executive officers and directors of ViaSat as a group, and (4) all other stockholders known by ViaSat to be beneficial owners of more than five percent of its common stock. Unless otherwise indicated, the address for each of the stockholders listed below is c/o ViaSat, Inc., 6155 El Camino Real, Carlsbad, California 92009.

                                                           AMOUNT AND NATURE               PERCENT
                  NAME OR GROUP(1)                     OF BENEFICIAL OWNERSHIP(2)    BENEFICIAL OWNERSHIP
                  ----------------                     --------------------------    --------------------
Morgan Stanley Dean Witter & Co.
  1585 Broadway
  New York, NY 10036(3)..............................          1,566,888                    14.38%
Mark D. Dankberg.....................................            848,201                     7.76
Steven R. Hart.......................................            585,814                     5.37
Robert W. Johnson....................................            280,249                     2.57
Mark J. Miller.......................................            269,245                     2.47
Gregory D. Monahan...................................            203,043                     1.86
Jeffrey M. Nash......................................            184,207                     1.69
B. Allen Lay(4)......................................            173,515                     1.59
Robert L. Barrie.....................................             37,003                        *
James F. Bunker......................................             16,501                        *
Richard A. Baldridge.................................             14,000                        *
Thomas A. Wittenschlaeger............................             11,060                        *
Stephen W. Cable.....................................             10,405                        *
William A. Owens.....................................              6,334                        *
Claude Hashem........................................                 --                       --
All directors and executive officers as a group
  (14 persons).......................................          2,642,577                    24.25

---------------
 *  Less than 1%.

(1) The information regarding beneficial ownership of ViaSat common stock has been presented according to rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC rules, beneficial ownership of ViaSat common stock includes any shares as to which a person has sole or shared voting power or investment power and also any shares which a person has the right to acquire within 60 days through the exercise of any stock option or other right. Under California and some other state laws, personal property owned by a married person may be community property that either spouse may manage and control. ViaSat has no information as to whether any shares shown in this table are subject to community property laws.

(2) Includes the following shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days of July 28, 2000: Mr. Dankberg -- 32,671 option shares, Mr. Hart -- 11,669 option shares, Dr. Johnson -- 19,169 option shares, Mr. Miller -- 10,669 option shares, Mr. Monahan -- 15,504 option shares, Dr. Nash -- 19,169 option shares, Mr.
    Lay -- 19,169 option shares, Mr. Barrie -- 33,334 option shares, Mr. Bunker -- 15,501 option shares, Mr. Baldridge -- 14,000 option shares, Mr. Wittenschlaeger -- 11,000 option shares, Mr. Cable -- 8,200 option shares, and Mr. Owens -- 6,334 option shares.

(3) Based on the Schedule 13G dated May 10, 2000 filed by Morgan Stanley Dean Witter & Co. ("Morgan") and Miller Anderson & Sherrerd, LLP ("Miller"), Morgan and Miller are Investment Advisors registered under Section 203 of the Investment Advisors Act of 1940. Accounts managed on a discretionary basis by Miller, a wholly owned subsidiary of Morgan, are known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from, the sale of these securities. No such account holds more than 5% of the class.

(4) Includes (a) 15,200 shares of common stock held by Lay Charitable Remainder Unitrust, and (b) 30,403 shares of common stock held by Lay Living Trust.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The information provided below is submitted with respect to each of ViaSat's executive and other principal officers.

                NAME                   AGE                           POSITION
                ----                   ---                           --------
Mark D. Dankberg.....................  45    Chairman of the Board, President and Chief Executive
                                             Officer
Richard A. Baldridge.................  41    Vice President and Chief Financial Officer
Gregory D. Monahan...................  53    Vice President -- Administration and General Counsel
Claude J. Hashem.....................  46    Vice President and General Manager of Electronics
                                             Systems Group
Thomas M. Wittenschlaeger............  41    Vice President and General Manager of Commercial
                                             Products Group
Stephen W. Cable.....................  44    Vice President -- Strategic Development
James P. Collins.....................  55    Vice President -- Business Development of Electronics
                                             Systems Group
Mark J. Miller.......................  39    Vice President, Chief Technical Officer and Secretary
Steven R. Hart.......................  45    Vice President -- Engineering and Chief Technical
                                             Officer
Robert L. Barrie.....................  55    Vice President -- Operations

     MARK D. DANKBERG was a founder of ViaSat and has served as Chairman of the Board, President and Chief Executive Officer of ViaSat since its inception in May 1986. For a more detailed discussion of Mr. Dankberg's business experience see "Election of Directors -- Information Regarding Directors" above.

     RICHARD A. BALDRIDGE joined ViaSat in April 1999 as Vice President and Chief Financial Officer. Prior to joining ViaSat, Mr. Baldridge served as Vice President and General Manager of Raytheon Corporation's Training Systems Division from January 1998 to April 1999. From June 1994 to December 1997, Mr. Baldridge served as Chief Operating Officer, Chief Financial Officer and Vice President -- Finance and Administration for Hughes Information Systems and Hughes Training Inc., prior to their acquisition by Raytheon in 1997. Mr. Baldridge's other experience includes various senior financial management roles with General Dynamics Corporation. Mr. Baldridge also serves as a director of Jobs for America's Graduates and the National Alliance of Business (NAB). Mr. Baldridge holds a B.S. degree in Business Administration, with an emphasis in Information Systems, from New Mexico State University.

     GREGORY D. MONAHAN has served as Vice President, General Counsel and Secretary of ViaSat since April 1999 and as Vice President, Chief Financial Officer and General Counsel from December 1988 to April 1999. Prior to joining ViaSat, Mr. Monahan was Assistant Vice President of M/A-COM Linkabit from 1978 to 1988. Mr. Monahan holds a J.D. degree from the University of San Diego and B.S.M.E. and M.B.A. degrees from the University of California, Berkeley.

     CLAUDE J. HASHEM joined ViaSat in May 2000 as Vice President and General Manager for the Electronic Systems Group. Prior to joining ViaSat Mr. Hashem served as Vice President and Program Director of Global Hawk Unmanned Aerial Vehicle at Northrop Grumman from April 1997 to May 2000. From 1991 to April 1997 Mr. Hashem held various positions at Lockheed Martin, including Director, Deputy Program Director and Manager. Mr. Hashem holds a B.S. degree in Electrical Engineering from Villanova University.

     THOMAS M. WITTENSCHLAEGER joined ViaSat in October 1998 as Vice President and General Manager of the Commercial Products Group. Mr. Wittenschlaeger served as Director, International Finance and Business Assessment of Hughes Space and Communication from April 1997 to October 1998. From April 1994 to March 1997, Mr. Wittenschlaeger held various positions at Hughes, including Vice
President -- Business Development, Assistant Division Manager, Command and Control Systems Division, and Director -- Business Assessment and Member of the Technical Staff. Mr. Wittenschlaeger holds a B.S. in Electrical Engineering from the U.S. Naval Academy and co-founded the University of California, Los Angeles' Executive Program in Marketing. Mr. Wittenschlaeger is also a graduate of the Executive Program in Business at the University of California, Los Angeles.

     STEPHEN W. CABLE joined ViaSat in October 1998 as Vice
President -- Strategic Development. Prior to joining ViaSat, Mr. Cable served as Director of Satcom Systems of Rockwell International Corporation's Collins Government Systems Division from September 1997 to October 1998. From October 1994 to August 1997, Mr. Cable held various positions with Rockwell in its Communications Systems Division, including Director of Advanced Programs, Director of Engineering, Acting General Manager, Vice President Rockwell Global Wireless business initiative and Chairman of the Strategic Planning Council for the Communications Systems Division. Mr. Cable holds B.S.E.E. and M.S.E. degrees in Electrical Engineering from Rice University.

     JAMES P. COLLINS has served as Vice President -- Business Development of the Electronics Systems Group since March 1997 and as Vice President of Business Development of ViaSat since December 1988. Prior to joining ViaSat, Mr. Collins was Assistant Vice President of M/A-COM Linkabit from 1982 to 1988. Mr. Collins was a Director of Marketing while at General Dynamics Corporation from 1976 to 1982 and prior to that served on active duty in the U.S. Army for ten years. Mr. Collins currently serves in the U.S. Army Reserve as a Brigadier General. He holds a B.A. degree from Hofstra University and a M.S. degree in Geodetic Science from Ohio State University.

     MARK J. MILLER was a founder of ViaSat and has served as Vice President and Chief Technical Officer of ViaSat since 1993 and as Engineering Manager since 1986. Prior to joining ViaSat, Mr. Miller was a Staff Engineer at M/A-COM Linkabit from 1983 to 1986. Mr. Miller holds a B.S.E.E. degree from the University of California, San Diego and a M.S.E.E. degree from the University of California, Los Angeles.

     STEVEN R. HART was a founder of ViaSat and has served as Vice
President -- Engineering and Chief Technical Officer since March 1997, as Vice President and Chief Technical Officer since 1993 and as Engineering Manager since 1986. Prior to joining ViaSat, Mr. Hart was a Staff Engineer and Manager at M/A-COM Linkabit from 1982 to 1986. Mr. Hart holds a B.S. in Mathematics from the University of Nevada, Las Vegas and a M.A. in Mathematics from the University of California, San Diego.

     ROBERT L. BARRIE joined ViaSat in January 1997 as Vice President of Operations. Prior to joining ViaSat, Mr. Barrie was Vice President of Operations at Pacific Communications Sciences Inc. from 1987 to 1996. Mr. Barrie served in several positions at OAK Communications, Inc. from 1980 to 1986 including Vice

President -- Program Management. Mr. Barrie was a Vice President at LaPointe Industries from 1969 to 1980. Mr. Barrie holds a B.S. degree in Business from Charter Oak State College and an M.B.A. from National University.

EXECUTIVE COMPENSATION

     The following table provides summary information concerning compensation paid by us to, or on behalf of, each of our Named Executive Officers. Unless otherwise indicated, all references in this proxy statement to a fiscal year refer to the fiscal year ending on March 31. For example, references to fiscal year 2000 refer to the fiscal year beginning on April 1, 1999 and ending on March 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                             AWARDS
                                                                          ------------
                                                        FISCAL YEAR        NUMBER OF
                                                        COMPENSATION       SECURITIES
                                            FISCAL   ------------------    UNDERLYING       ALL OTHER
                   NAME                      YEAR     SALARY     BONUS      OPTIONS      COMPENSATION(1)
                   ----                     ------   --------   -------   ------------   ---------------
Mark D. Dankberg(2).......................   2000    $316,300   $60,000      15,000          $5,204
  Chairman, President                        1999     241,300    35,000      15,000           4,995
  and CEO                                    1998     218,000    81,000      15,000           4,969
Thomas E. Carter(3).......................   2000     180,000    20,000       4,000           5,117
  Vice President -- General Manager          1999     170,000    17,000       7,500           4,971
  of Electronics Systems Group               1998     159,600    24,400       4,000           4,846
Robert L. Barrie..........................   2000     165,900    25,000      10,000           5,188
  Vice President -- Operations               1999     155,000    14,000       5,000           6,417
                                             1998     140,000    15,000          --              --
Gregory D. Monahan........................   2000     159,000    25,000       6,500           5,173
  Vice President, General Counsel            1999     151,400     4,000       2,000           4,833
  and Secretary                              1998     137,599    10,000       2,000           4,837
Steven R. Hart............................   2000     159,000    25,000       4,000           5,149
  Vice President -- Engineering and          1999     145,000     8,000       4,000           4,901
  Chief Technical Officer                    1998     133,100    20,000       4,000           4,856

---------------
(1) All other compensation consists of matching 401(k) contributions by ViaSat.

(2) Includes vacation pay out of $50,900.

(3) Thomas E. Carter resigned as Vice President and General Manager of Electronic Systems Group in May 2000 to pursue other opportunities related to ViaSat.

     The following table provides summary information concerning individual grants of stock options made during fiscal year 2000 to each of our Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE
                                                     INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                                  --------------------------------------------------------     ANNUAL RATES OF
                                  NUMBER OF       % OF TOTAL                                     STOCK PRICE
                                  SECURITIES       OPTIONS                                     APPRECIATION FOR
                                  UNDERLYING      GRANTED TO      EXERCISE OR                   OPTION TERM(1)
                                   OPTIONS       EMPLOYEES IN     BASE PRICE    EXPIRATION   --------------------
              NAME                 GRANTED     FISCAL YEAR 2000    PER SHARE       DATE         5%         10%
              ----                ----------   ----------------   -----------   ----------   --------   ---------
Mark D. Dankberg................    15,000           3.56%          $16.130      7/14/04     $38,034    $111,356
Thomas E. Carter................     4,000           0.95            14.660      7/14/09      36,650      93,094
Robert L. Barrie................     4,000           2.37            14.660      7/14/09      36,650      93,094
                                     6,000                           52.310      1/14/05      86,254     191,035
Gregory D. Monahan..............     3,500           1.54            14.660      7/14/09      32,069      81,457
                                     3,000                           52.310      1/14/10      98,399     249,639
Steven R. Hart..................     4,000           0.95            14.660      7/14/09      36,650      93,094

---------------
(1) These amounts represent assumed rates of appreciation in the price of the common stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of the common stock and overall stock market conditions. There is no representation that the rates of appreciation reflected in this table will be achieved.

     The following table provides information concerning exercises of stock options by each of our Named Executive Officers, and the number of options and value of unexercised options held by each such person at March 31, 2000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                              NUMBER OF                   UNDERLYING UNEXERCISED             IN-THE-MONEY
                               SHARES                       OPTIONS AT YEAR-END         OPTIONS AT YEAR-END(1)
                              ACQUIRED       VALUE      ---------------------------   ---------------------------
           NAME              ON EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              -----------   ----------   -----------   -------------   -----------   -------------
Mark D. Dankberg...........    14,670      $1,093,825     23,670         36,000       $1,598,944     $2,165,016
Thomas Carter..............        --              --     19,203         11,333        1,374,861        693,194
Robert L. Barrie...........        --              --     31,000         34,000        2,019,892      1,936,488
Gregory D. Monahan.........    11,076         183,430     22,539          8,499        1,629,025        409,018
Steven R. Hart.............        --              --     11,337          7,999          785,586        491,381

---------------
(1) The dollar values have been calculated by determining the difference between the fair market value of the securities underlying the options at March 31, 2000 and the exercise price.

COMPENSATION PLANS

     401(k) Plan. We have established a tax-qualified employee savings and retirement plan effective January 1990 covering all employees who have been employed by us for at least 90 days and who are at least 21 years of age. Under the 401(k) Plan, our employees may elect to reduce their current compensation by not less than 1.0% nor more than 15.0% of eligible compensation and have the amount of the reduction contributed to the 401(k) Plan. The 401(k) Plan permits, but does not require, additional cash contributions to the 401(k) Plan by us. The trustee under the 401(k) Plan invests the assets of the 401(k) Plan in designated investment options. The 401(k) Plan is intended to qualify under
Section 401 of the Internal Revenue Code so that contributions to the 401(k) Plan, and income earned on plan contributions, are not taxable to our employees until withdrawn from the 401(k) Plan, and so that contributions by us are deductible by us when made for income tax purposes.

     Employee Stock Purchase Plan. We have established the ViaSat, Inc. Employee Stock Purchase Plan to assist our employees in acquiring a stock ownership interest in our company and to encourage them to remain in our employment. The Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code. The Purchase Plan permits our eligible employees to purchase our common stock at a discount through payroll deductions during specified six-month offering periods. The Purchase Plan is administered by the Compensation Committee. Currently, a maximum of 500,000 shares of common stock are authorized for issuance under the Purchase Plan. As of July 28, 2000, an aggregate of 162,022 shares of common stock at prices ranging from $7.65 to $ 42.40 were issued under the Purchase Plan.

     1993 Stock Option Plan. In 1993, we adopted the ViaSat, Inc. 1993 Stock Option Plan to enable our key employees, consultants and non-employee directors to acquire a proprietary interest in our company, and to create in such persons an increased interest in and a greater concern for the welfare of our company. The 1993 Stock Option Plan provided for aggregate option grants of up to 733,500 shares. As of July 28, 2000, options to purchase an aggregate of 57,433 shares of common stock at prices ranging from $1.36 to $4.50 were outstanding under the 1993 Stock Option Plan. No additional grants will be made under the 1993 Stock Option Plan.

     1996 Equity Participation Plan. In November, 1996 we adopted The 1996 Equity Participation Plan of ViaSat, Inc. to update and replace the 1993 Stock Option Plan. The Equity Participation Plan provides for the grant to our executive officers, other key employees, consultants and non-employee directors of a broad variety of stock-based compensation alternatives such as nonqualified stock options, incentive stock options, restricted stock and performance awards. The Equity Participation Plan provides for aggregate award grants of up to 1,250,000 shares. If Proposal 2 above is approved, the shares of common stock authorized for issuance under the Equity Participation Plan will be increased by 1,800,000 shares to 3,050,000 shares. As of July 28, 2000, options to purchase an aggregate of 1,091,693 shares of common stock at prices ranging from $7.38 to $87.63 were outstanding under the Equity Participation Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 2000, the Compensation Committee was comprised of Messrs. Nash and Bunker. No interlocking relationship exists between any member of the Compensation Committee and any member of any other company's board of directors or compensation committee.

COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for administering our compensation policies and practices and approves all elements of compensation for our executive officers. The Compensation Committee reports regularly to the Board of Directors on its activities. In general, the compensation policies adopted by the Compensation Committee are designed to provide competitive levels of compensation to:

     - attract and retain executives capable of leading us to meet our business objectives and

     - motivate our executives to enhance long-term stockholder value.

     EXECUTIVE OFFICER COMPENSATION

     Our executive compensation program is comprised of base salary, annual cash incentive bonus and long-term incentive compensation in the form of stock option grants at current market prices.

     Our compensation program for executive officers is designed to provide a total compensation level (including both annual and long-term incentives) that is competitive with surveyed companies. For executive officers recently recruited by us, annual compensation rates and long-term incentive awards reflect amounts necessary to attract them to our company. The compensation program is benchmarked by using surveys of companies in the high technology industry with similar revenues and/or prospects. These companies, which are representative of the firms we compete with for executive talent and have jobs similar to those at our company in magnitude, complexity and scope of responsibility, form the basis for the survey group used by the Compensation Committee.

     COMPONENTS OF EXECUTIVE COMPENSATION

     - Base salary is established by the Compensation Committee based on an executive's job responsibilities, level of experience, individual performance and contribution to our company, and information obtained from surveys. The Compensation Committee believes that the executives' base salaries are at competitive levels relative to the various markets from which our company attracts its executive talent.

     - Annual cash incentive bonus is established by the Compensation Committee at the end of the fiscal year and is based on our company's performance, individual performance, and compensation surveys. Bonuses awarded in prior years are also taken into consideration. The bonuses are at risk and are not arithmetically derived using a bonus formula.

     - Long-term incentives include awards of stock options, restricted stock, and performance awards. The objective for the awards is to align closely executive interests with the longer term interests of stockholders. These awards, which are at risk and dependent on the creation of incremental stockholder value or the attainment of cumulative financial targets over several years, represent a significant portion of the total compensation opportunity provided for the executive officers. Award sizes are based on individual performance, level of responsibility, the individual's potential to make significant contributions to our company, and award levels at other companies in the survey group. Long-term incentives granted in prior years are also taken into consideration. For fiscal year 2000, the Compensation Committee determined that the only form of long-term incentive awards would be stock options. There were no restricted stock or performance awards granted during fiscal year 2000.

     COMPENSATION FOR THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     Mr. Dankberg, a founder of ViaSat, has led ViaSat to another successful year in fiscal year 2000. ViaSat's fiscal year 2000 achievements in revenue growth, order backlog, product development and shipments were consistent with ViaSat's objectives. Additionally, ViaSat accomplished major strategic achievements in fiscal year 2000, including the acquisition of a commercial satellite networking division from Scientific-Atlanta, Inc. Under Mr. Dankberg's direction, ViaSat has achieved fourteen consecutive years of internally generated revenue growth and thirteen consecutive years of profitability, and is well positioned to benefit from its successes in developing and deploying products that utilize Demand Assigned Multiple Access satellite networking technology. During fiscal year 2000, Mr. Dankberg earned a base salary of $265,400. In light of the leadership he demonstrated during the year, in July 1999, the Compensation Committee granted Mr. Dankberg a stock option to purchase 15,000 shares of common stock at $16.13 per share (110% of the fair market value at the time of grant), and the Compensation Committee determined that Mr. Dankberg should receive a $60,000 bonus.

     DEDUCTIBILITY OF COMPENSATION IN EXCESS OF $1 MILLION PER YEAR

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company's Chief Executive Officer and any of its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if specific requirements are met. For 2000 and 2001, we do not anticipate that there will be nondeductible compensation for the positions in question. The Compensation Committee plans to continue to review the matter for 2001 and future years in order to determine the extent of possible modification to our compensation arrangements.

                                          Compensation Committee

                                          Jeffrey M. Nash
                                          James W. Bunker

                               PERFORMANCE GRAPH

     The following graph shows the value of an investment of $100 in cash on December 3, 1996 in (1) ViaSat's common stock, (2) The NASDAQ Telecommunications Index and (3) The NASDAQ Composite Index. The graph assumes that all dividends were reinvested. The stock price performance shown on the graph is not necessarily indicative of future performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
                             PERFORMANCE REPORT FOR
                                  VIASAT, INC.
                              [PERFORMANCE GRAPH]

                                                         VIASAT               NASDAQ TELECOM INDEX       NASDAQ COMPOSITE INDEX
                                                         ------               --------------------       ----------------------
12/3/96                                                  100.00                      100.00                      100.00
12/31/96                                                 100.00                      102.39                       99.32
3/31/97                                                  104.17                       95.71                       93.99
6/30/97                                                  161.11                      117.95                      110.94
9/30/97                                                  230.56                      137.29                      129.69
12/31/97                                                 151.39                      145.40                      120.81
3/31/98                                                  197.22                      184.15                      141.23
6/30/98                                                  213.19                      195.82                      145.77
9/30/98                                                   91.67                      172.40                      130.31
12/31/98                                                 111.81                      237.56                      168.69
3/31/99                                                   99.31                      293.23                      189.36
6/30/99                                                  169.44                      310.68                      206.65
9/30/99                                                  198.61                      296.31                      211.27
12/31/99                                                 554.17                      481.55                      313.07
3/31/00                                                  800.00                      522.63                      351.80

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Our financial statements for the fiscal year ended March 31, 2000 have been examined by PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be available at the annual meeting to respond to appropriate questions and to make a statement if they desire to do so. We will select independent accountants for the current year sometime after the annual meeting.

                            SECTION 16(A) REPORTING

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended, directors, executive officers and beneficial owners of 10% or more of the common stock ("Reporting Persons") are required to report to the Securities and Exchange Commission on a timely basis the initiation of their status as a Reporting Person and any changes with respect to their beneficial ownership of the common stock. Based solely on our review of the forms received by it, or written representations from the Reporting Persons that these forms were not required, we have determined that no Reporting Persons known to us were delinquent with respect to his or her reporting obligations as set forth in
Section 16(a) of the Exchange Act.

               STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     Any proposal of a stockholder of ViaSat intended to be presented at the next annual meeting of stockholders must be received by the Secretary of ViaSat not later than April 17, 2001 to be considered for inclusion in the our proxy statement and form of proxy relating to that meeting. In addition, if we have not received notice by July 3, 2001 of any matter a stockholder intends to propose for a vote at the next annual meeting of stockholders, then a proxy solicited by the Board of Directors may be voted on the matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting the proxy and without the matter appearing as a separate item on the proxy card.

                                 OTHER MATTERS

     We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.

          ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE
           ACCOMPANYING ENDORSED PROXY CARD IN THE ENCLOSED ENVELOPE.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Mark D. Dankberg
                                          Mark D. Dankberg

                                          Chairman of the Board, President

                                          and Chief Executive Officer

Carlsbad, California
August 14, 2000

                                   APPENDIX A
                               TO PROXY STATEMENT

                                  VIASAT, INC.

                            AUDIT COMMITTEE CHARTER

PURPOSE

     The Audit Committee (the "Committee") shall provide assistance to the Board of Directors (the "Board") of ViaSat, Inc., a Delaware corporation (the "Company") in fulfilling the Board's oversight responsibilities relating to corporate accounting and systems of internal controls, financial reporting practices of the Company, the quality and integrity of the financial reports of the Company and the independence and performance of the Company's outside auditor. In so doing, it is the responsibility of the Committee to maintain free and open means of communication between the members of the Board, the outside auditor and the financial management of the Company.

MEMBERSHIP

     The Committee will consist of three or more members of the Board. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. Each Committee member shall be "financially literate" as determined by the Board and shall satisfy the "independence" requirements of The Nasdaq Stock Market. Attachment I hereto sets forth the rules of the Nasdaq Stock Market pertaining to composition and requirements for Audit Committee members. At least one member of the Committee shall have "accounting or related financial management expertise," as determined by the Board.

COMMITTEE ORGANIZATION AND PROCEDURES

     1. The members of the Committee shall appoint a Chair of the Committee (the "Chair") by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

     2. The Committee shall establish its own rules and procedures for notice and conduct of its meetings.

     3. The Committee shall hold such regular meetings as may be necessary, and more frequently as the Committee determines is necessary to carry out its responsibilities under this Charter.

     4. The Committee may, in its discretion, include in its meetings members of the Company's financial management, representatives of the outside auditor, and other financial or actuarial personnel employed or retained by the Company. The Committee may meet with the outside auditor in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management's presence. The Committee may likewise meet privately with management, as it deems appropriate.

     5. The Committee may, in its discretion, utilize the services of the Company's regular corporate legal counsel with respect to legal matters or, at its discretion, retain separate legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.

RESPONSIBILITIES

  Independent Auditor

     1. The Committee shall review, select and recommend the appointment of the outside auditor for approval by the Board to audit the Company's financial statements.

     2. The Committee shall approve the fees to be paid to the outside auditor.

     3. The Committee shall periodically evaluate the performance of the outside auditor and, if necessary, recommend that the Board replace the outside auditor.

     4. The Committee shall receive from the outside auditor on a periodic basis (but at least annually) a formal written statement delineating all relationships between the outside auditor and the Company. The

Committee shall actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the outside auditor. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board of Directors take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

  Annual Audit

     1. The Committee shall meet with the outside auditor and financial management of the Company at a time early in the process of the annual audit to review the scope of the audit for the current year and the audit procedures to be utilized.

     2. The Committee shall meet with the outside auditor and management prior to the public release of the financial results of operations for the subject year under audit, and discuss with the outside auditor any matters within the scope of the pending audit that have not yet been completed.

     3. The Committee shall receive the completed audited financial statements for the year under audit, as soon as practicable.

     4. The Committee shall review and discuss the audited financial statements with the management of the Company.

     5. The Committee shall discuss with the independent auditors the matters required to be discussed by SAS 61, including, among others, (i) methods used to account for any significant unusual transactions reflected in the audited financial statements; (ii) the effect of significant accounting policies in any controversial or emerging areas for which there was a lack of authoritative guidance or consensus to be followed by the outside auditor; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management's accounting estimates or the disclosures in the financial statements.

     6. The Committee shall, based on the discussions referenced in paragraphs 4 and 5 above, and based on the disclosures received from the outside auditor regarding its independence and discussions with the auditor regarding such independence (see paragraph 4 above), recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

  Quarterly Review

     The outside auditor is required to conduct an interim financial review prior to the Company's filings of its Form 10-Q (preferably prior to any public announcement of the earnings). The Committee will review and discuss with management and the outside auditor, in person at a meeting, or by telephone conference call, the results of the quarterly review including such matters as significant adjustments, management judgments, accounting estimates, significant new accounting policies and disagreements with management. The Chair may represent the entire Committee for purposes of this review.

  Internal Controls

     1. The Committee shall review with the outside auditor and financial and accounting personnel, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for improvement of such internal control procedures, in particular in areas where new or more detailed controls or procedures are desirable.

     2. The Committee shall review with the outside auditors and with management any matters brought to the attention of management and the Committee by the outside auditors, as a result of their annual audit. The Committee shall allow management adequate time to prepare responses to any such matters raised by the outside auditors.

  Special Inquiries

     The Committee may, in its discretion, investigate any matter brought to its attention within the scope of its responsibilities, and shall have the authority to retain outside legal counsel or other experts for this purpose if, in its judgment, that is appropriate.

  Charter

     The Committee shall review, reassess and update the Committee's charter at least annually and submit the recommended changes to the Board for its consideration.

  Minutes

     The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee shall submit the minutes of all meetings to, or discuss the matters discussed at each meeting with, the Board.

                                  ATTACHMENT I

     The following extracts from the rules of The Nasdaq Stock Market, dealing with qualifications required and composition requirements for the Audit Committee, are included to provide guidance to the Board of Directors in ensuring that the members it appoints to the Audit Committee meet requirements. They are current as of June 14, 2000.

RULE 4200. DEFINITIONS

     (15) "Independent director" means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

          (a) a director who is employed by the corporation or any of its affiliates for the current year or any of the past three years;

          (b) a director who accepts any compensation from the corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

          (c) a director who is a member of the immediate family of an individual who is, or as been in any of the past three years, employed by the corporation or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

          (d) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the corporation made, or from which the corporation received, payments (other than those arising solely from investments in the corporation's securities) that exceed 5% of the corporation's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

          (e) a director who is employed as an executive of another entity where any of the company's executives serve on that entity's compensation committee.

Each issuer shall maintain a sufficient number of independent directors on its board of directors to satisfy the audit committee requirement set forth in Rule 4310(c)(26)(B).

RULE 4310(c)(26)

     (B) Audit Committee Composition

          (i) Each issuer must have, and certify that it has and will continue to have, an audit committee of at least three members, comprised solely of independent directors, each of whom is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the audit committee. Additionally, each issuer must certify that it has, and will continue to have, at least one member of the audit committee that has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

          (ii) Notwithstanding paragraph (i), one director who is not independent as defined in Rule 4200, and is not a current employee or an immediate family member of such employee, may be appointed to the audit committee, if the board, under exceptional and limited circumstances, determines that membership on the committee by the individual is required by the best interests of the corporation and its shareholders, and the board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

PROXY                                                                      PROXY


                                  VIASAT, INC.


                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 26, 2000


        The undersigned stockholder(s) of VIASAT, INC. hereby constitutes and appoints Mark D. Dankberg and Gregory D. Monahan, and each of them, attorneys and proxies of the undersigned, each with power of substitution, to attend, vote and act for the undersigned at the annual meeting of stockholders of ViaSat to be held on September 26, 2000, and at any adjournment or postponement of the meeting, according to the number of shares of common stock of ViaSat that the undersigned may be entitled to vote, and with all powers that the undersigned would possess if personally present, as follows:

THIS PROXY WILL BE VOTED FOR (1) THE ELECTION AS DIRECTORS OF THE NOMINEES SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, (2) APPROVAL OF THE AMENDMENT TO THE 1996 EQUITY PARTICIPATION PLAN AS DESCRIBED IN THE PROXY STATEMENT, AND (3) APPROVAL OF THE AMENDMENT TO VIASAT'S CERTIFICATE OF INCORPORATION AS DESCRIBED IN THE PROXY STATEMENT UNLESS THE CONTRARY IS INDICATED IN THE APPROPRIATE PLACE.

(continued on reverse side)

--------------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --

                                  VIASAT, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

PROPOSAL 1: Election of directors:

               ___ FOR all nominees      ___ WITHHOLD AUTHORITY
               listed below (except         to vote for all
               as marked to the           nominees listed below
               contrary below)

Robert W. Johnson
William A. Owens

(INSTRUCTION: To vote for all nominees listed above, mark the "FOR" box; to withhold authority for all nominees listed above, mark the "WITHHOLD AUTHORITY" box; and to withhold authority to vote for any individual nominee listed above, mark the "FOR" box and write the nominee's name in the space provided below.)

-------------------------------------------------------------------------------

PROPOSAL 2: To approve an amendment to The 1996 Equity Participation Plan to increase the authorized shares of common stock by 1,800,000 shares.

             [ ]   FOR             [ ]     AGAINST           [ ]       ABSTAIN

PROPOSAL 3: To approve an amendment to ViaSat's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 25,000,000 to 100,000,000 shares.

             [ ]   FOR             [ ]     AGAINST           [ ]       ABSTAIN

PROPOSAL 2 TO AMEND THE EQUITY PARTICIPATION PLAN WILL ONLY BECOME EFFECTIVE, AND IS CONDITIONED UPON, STOCKHOLDER APPROVAL OF PROPOSAL 3. THE FAILURE OF VIASAT'S STOCKHOLDERS TO APPROVE PROPOSAL 3 WILL RESULT IN THE AUTOMATIC NON-APPROVAL OF PROPOSAL 2.

In their discretion, the proxies are authorized to vote upon the other business as may properly come before the annual meeting.

The undersigned revokes any prior proxy at the meeting and ratifies all that said attorneys and proxies, or any of them, may lawfully do by virtue hereof. Receipt of the Notice of Annual Meeting of Stockholders and proxy statement is hereby acknowledged.

                                           Dated:                         , 2000
                                                  ------------------------

                                           -------------------------------------

                                           -------------------------------------
                                               (Signature(s) of stockholders)


Please sign exactly as name appears herein. When shares are held by joint tenants, both should sign; when signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized partner.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VIASAT, INC. PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.